                                 LEASE SYNOPSIS
                               RACOM SYSTEMS, INC.
                               Englewood, Colorado
                             Date: November 21, 1994



CLAUSE                  ARTICLE        PROVISIONS

BUILDING                               -  The Commons
                                          6080 Greenwood Plaza Blvd.
                                          Englewood, CO 80111

TENANT                                 -  Racom Systems, Inc.


LANDLORD                               -  Allstate Insurance Company
                                          Allstate Plaza South,  65B
                                          Real Estate Investment Division
                                          Northbrook, IL 60062

MANAGING AGENT                         -  LPAML Colorado Limited Partnership
                                          6050 Greenwood Plaza Blvd, Suite
                                          100
                                          Englewood, CO 80111

DATED                                  -  Lease: June 28, 1993
                                       -  lst modification: May 31, 1994

PREMISES                1.1A           -  Suite 100
                        lst Mod        -  8771 rentable square feet

TERM                    lst Mod        -  5 years
                                          November 18, 1993 - November 17, 1998

EXPIRATION              lst Mod        -  November 17,1998

RENT                    3.1            -  Rent is due on the first calendar day
                                          of each month. Late fee is 2% of
                                          monthly rent. A late charge of
                                          $50.00 shall be paid with each
                                          late payment of rent.


                        1.1 G          -  Sq. Feet      Annual Rent     Rental Rate
                                          --------      -----------     -----------
                        lst Mod              6,681        $74,441           $10.85
                                             1,910        $24,830           $13.00

                                           ---------------------------------------
                                             8,771        $99,271           $11.32

                        #7              -  Tenant prepaid its first 12
                        Sched. 8           months of rent.

CLAUSE                  ARTICLE        PROVISIONS

RENTAL ABATEMENT        #7             -  Early occupancy of one (1) month
                        Sched. 8

RELOCATION ALLOWANCE                   -  None


STORAGE                                -  Not Addressed


OPERATING EXPENSES/     26/lst Mod.    -  Shared expenses: 5.4010%
ADDITIONAL RENT
                        3.3            -  Expenses include: Real estate
                                          taxes, utilities, insurance,
                                          maintenance, janitorial, building
                                          supplies, property management,
                                          security, landscaping.

                        1.lF           -  Base year 1993

SECURITY DEPOSIT                       -  None

PARKING                 1.1 K          -  27 parking spaces - free of charge.
                        Sched. 5

                        2H             -  8 additional parking spaces -
                        1st Mod.          free of charge (expansion)

USE                     1.1 J          -  General office use

RESTORATION AT END      12.1           -  Good condition and repair except
OF TERM                                   for reasonable wear and tear.

NORMAL BUILDING HOURS   Sched. 2      -  Monday - Friday 6:30 a.m. - 6:30 p.m.
                                      -  Saturday 8:00 a.m. - 2:00 p.m.

SIGNAGE                 6.1 G          -  Obtain prior approval from
                                          Landlord before placing any sign
                                          or symbol in or about leased
                                          premises or exterior of
                                          building.

RIGHTS TO ASSIGN        6.4            -  Tenant shall not assign or
AND SUBLEASE                              sublet without landlord's and
                                          landlord's mortgage company written
                                          consent not to be unreasonably
                                          withheld.
                                       -  Tenant shall remain responsible.
                                       -  Landlord may terminate lease.
                                       -  One half of any proceeds in excess
                                          of base rent and operating costs
                                          shall be remitted to landlord.

CLAUSE                  ARTICLE        PROVISIONS

EVENTS OF TENANT        11.1           -  Failure to pay rent.
DEFAULT                                -  Violate or fail to perform any
                                          term or covenant.
                                       -  Bankruptcy
                                       -  Abandon or vacate premises.

HOLDING OVER            12.2           -  One point seven five (1.75) times
                                          payable for the last months rent,
                                          month-to-month.

LANDLORD'S DEFAULT                     -  Not Addressed

TERMINATION OPTION      #5             -  Last day of 36th month
                        Sched. 8       -  Written notice no less than 4
                                          months notice

                                       -  $90,955 termination fee to be
                                          paid in the 34th month.
                                       -  Landlord must not be able to
                                          accommodate expansion within project.

RENEWAL OPTIONS         #9             -  One three year option at market rent
                        Sched. 8          with 180 days notice.

EXPANSION OPTIONS       #4             -  Exercised May 31, 1994
                        Sched. 8

RIGHT OF FIRST OFFER                   -  Not Addressed


TERMINATION OF                         -  Not Addressed
EXISTING LEASE


CONTRACTION OPTIONS                    -  None


MAINTENANCE AND         6.1D           -  Tenant must have Landlord's
ALTERATIONS AND                           prior written consent before
IMPROVEMENTS                              making any alterations.
                                       -  Contractor must be licensed and
                                          approved by Landlord.
                                       -  Tenant will post bond to protect
                                          Landlord against liens, if
                                          requested by Landlord.

CLAUSE                  ARTICLE        PROVISIONS

AFTER HOURS HVAC                       -  Not Addressed


ADA COMPLIANCE          3.3A           -  Operating costs include capital
                                          improvements to the project
                                          required by any governmental or
                                          other authority having or
                                          asserting jurisdiction over the
                                          project.

INSURANCE               6.2            -  Tenant  responsible for comprehensive
                                          general liability insurance.
                                       -  $1,000,000 for injury or death to
                                          any one person.
                                       -  $2,000,000 for injury or death per
                                          occurrence.
                                       -  $1,000,000 for property damage
                                          per occurrence.

LANDLORD'S RIGHTS       7.2            -  Make changes the legal status of
                                          land underlying project.
                                        - Enter premises for repair and
                                          maintenance.
                                        - Change building square footage
                                          and Tenant's pro rata share of
                                          Tenant's excess operating
                                          costs.
                                       -  Install and maintain signs in
                                          the project.
                                       -  Change name or street
                                          address of building.

ATHLETIC CLUB

REMAINING CLAUSES       5.2            -  Interruption of services
                        6.5            -  Estoppel Certificate
                        7.1            -  Substitute premises
                        8.1            -  Casualty and Untenantability
                        9.1            -  Condemnation
                       13.4            -  Subordination and attornment
                      Sched. 2         -  Rules and Regulations
                      Sched. 6         -  Work letter agreement

                            SECOND AMENDMENT TO LEASE



     THIS SECOND AMENDMENT TO THE COMMONS OFFICE LEASE is entered into on this 1st day of May, 1995, by and between ALLSTATE INSURANCE COMPANY, an Illinois insurance corporation, as Landlord, and RACOM SYSTEMS, INC., a Colorado corporation, as Tenant, (the "Lease") of the following described property:

                        SEE EXHIBIT A ATTACHED HERETO AND
                        INCORPORATED HEREIN BY REFERENCE

                                   WITNESSETH:

     WHEREAS, Tenant leased from Landlord pursuant to the Lease dated the 28th day of June, 1993, certain premises containing approximately 6,861 rentable square feet (the "Original Premises"), and Tenant leased pursuant to the First Amendment to Lease certain premises (the "Additional Premises") containing approximately 1,910 rentable square feet (the "Additional Square Footage"), for a total of 8,771 rentable square feet (the "Total Square Footage") within The Commons located at 6080 Greenwood Plaza Boulevard, Greenwood Village, Colorado 80111 (the "Original Premises"); and

     WHEREAS, Tenant desires to amortize into the Base Rent additional Tenant Improvements incurred by Tenant to build out the Additional Premises pursuant to the First Amendment to Lease; and

     WHEREAS, Landlord is agreeable to amortize the additional Tenant Improvements into the Base Rent, upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Landlord and Tenant do hereby amend the Lease as follows:

     1. TERMS AND CONDITIONS. This Second Amendment to Lease is subject to the following terms and conditions:

           A. BASE RENT AND PAYMENT. Effective May 1, 1995, through November 17, 1998, the Base Rent for the Additional Premises only shall be increased to $26,587.20 per year ($13.92 per square foot of the Additional Square Footage), payable in monthly installments of $2,215.60 plus applicable sales tax, if any.

           B. TERMINATION. The Termination Fee of Ten and 37/100 Dollars ($10.37) per rentable square foot of Tenant's Original Premises is hereby replaced with a Termination Fee of Eleven and 15/100 Dollars ($11.15) per rentable square foot of the Tenant's Total Square Footage.

     2. UNMODIFIED PROVISION/RATIFICATION. Except as otherwise specifically set forth herein, each and every term, condition and covenant set forth in the Lease and this Second Amendment to Lease shall remain in full force and effect with respect to the Original Premises and Additional Premises, and Tenant hereby ratifies and confirms the Lease, as modified by the Second Amendment to Lease, and each and every term, provision, and condition set forth therein.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease this lST day of MAY, 1995.

WITNESSES:                       AS TO TENANT:

                                 RACOM SYSTEMS, INC., a Colorado corporation


 /s/ illegible                   BY:  /s/ illegible
------------------------             -----------------------------

                                 ITS: /s/ illegible
------------------------              ----------------------------

                                 BY:  /s/ illegible
                                      ----------------------------

                                 ITS: PRESIDENT
                                      ----------------------------

                                 AS TO LANDLORD:

                                 ALLSTATE INSURANCE COMPANY, an Illinois
                                 insurance corporation

/s/ illegible                    BY: /s/ illegible
------------------------            -----------------------------


-----------------------          By:
                                     -----------------------------
                                     Authorized Signatories

                            FIRST AMENDMENT TO LEASE

     FIRST AMENDMENT TO THE COMMONS OFFICE LEASE dated the 6th day of June, 1993, by and between ALLSTATE INSURANCE COMPANY, an Illinois insurance corporation as Landlord, and RACOM SYSTEMS, INC., a Colorado corporation, as Tenant, (the "Lease") of the following described property:

                        SEE EXHIBIT A ATTACHED HERETO AND
                        INCORPORATED HEREIN BY REFERENCE

                              W I T N E S S E T H:

     WHEREAS, Tenant has leased from the Landlord pursuant to the Lease, certain premises (the "Original Premises") containing approximately 6,861 rentable square feet, within The Commons with address at 6080 Greenwood Plaza Boulevard, Greenwood Village, Colorado 80111; and

     WHEREAS, Tenant desires to take and lease from Landlord certain additional premises (the "Additional Premises"), in 6080 Greenwood Plaza Boulevard, Greenwood Village, Colorado 80111, which Additional Premises contain approximately 1,910 rentable square feet (the "Additional Square Footage"); and

     WHEREAS, Landlord and Tenant hereby acknowledge that the Lease Commencement Date of the Lease is November 18, 1993 and the Lease Expiration Date of the Lease is November 17, 1998.

     WHEREAS, Landlord is agreeable to the Lease of the Additional Premises, upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Landlord and Tenant do hereby amend the Lease as follows:

     1. DEMISE OF ADDITIONAL PREMISES. Landlord hereby rents, demises and leases the Additional Premises to Tenant and Tenant hereby takes and leases the Additional Premises from Landlord. A graphic depiction of the Additional Premises is set forth as the shaded area on Exhibit B attached hereto and hereby incorporated herein by reference.

     2. TERMS AND CONDITIONS. This lease of the Additional Premises is subject to the following terms and conditions:

           A. LEASE COMMENCEMENT DATE AND LEASE TERM - ADDITIONAL PREMISES. The lease of the Additional Premises shall commence as of the earlier of the date that Tenant takes occupancy of the Additional Premises or the date that a Certificate of Completion or Occupancy (or its equivalent) is issued from The City of Greenwood Village for the Additional Premises and the Leasehold Improvements are Substantially Completed as is defined in Paragraph 1.03 of Exhibit C of this First Amendment To Lease (the "Additional Premises Lease Commencement Date"). The Lease Term of the Additional Premises shall be coterminous with the Lease Term of the Original Premises and shall expire on November 17, 1998.

           B. BASE RENT AND PAYMENT. The Base Rent for the Additional Premises shall mean $ 24,830.04 ($13.00 per square foot of the Additional Square Footage) per year, payable in monthly installments of $2,069.17, plus applicable sales tax, if any.

           C. LEASEHOLD IMPROVEMENTS. Leasehold Improvements shall mean that work defined in Exhibit C: Work Letter Agreement and Exhibit D: Preliminary Plan.

           D. EXCESS LEASEHOLD IMPROVEMENT ALLOWANCE. To the extent the Leasehold Improvements as defined in Exhibit C of this Amendment amount to less than the Allowance, Tenant shall be entitled to a downward adjustment in its Base Rent for the Additional Premises equal to the total shortfall against the Allowance divided by 4.33 and subtracted from the annual Base Rent per square foot of the Additional Square Footage. For example, if the Leasehold Improvements total $14.50 per Tenant's Additional Square Footage, then the $1.50 shortfall is divided by 4.33 equaling $0.35 and this amount is subtracted from the annual rental rate, producing an adjusted Base Rent for the Additional Premises of $12.65 per rentable square foot of Additional Square Footage. The final cost of the construction shall be determined in accordance with Exhibit C, and Landlord's sole discretion, reasonably exercised, will determine the ultimate cost of the Leasehold Improvements.

           E. EXCESS LEASEHOLD IMPROVEMENT COSTS. Tenant agrees to promptly pay the cost of any Leasehold Improvements above $16.00 per Tenant's Additional Tenant Square Footage (exclusive of Building Standard light fixture installation costs, ceiling grid and tile costs, and HVAC branch ductwork costs).

           F. OBLIGATIONS CUMULATIVE. The obligations of Tenant to pay to Landlord the Base Rent and Tenant's Pro Rata Share of Excess Operating Costs attributable to the Additional Premises shall be cumulative of and paid in addition to all sums due from Tenant to Landlord in connection with Tenant's Lease of the Original Premises. Any default or Event of Default of Tenant under the Lease with respect to either the Original Premises or the Additional Premises (without limitation any failure to pay any base rent, operating expense, or other sum payable to Landlord in connection with either the Original Premises or the Additional Premises) shall be deemed to be a default or Event of Default with respect to both. All references to the term "Leased Premises" as set forth in the Lease shall henceforth be deemed to include both the Original Premises and the Additional Premises unless the context otherwise requires.

           G. TENANT'S PRO RATA SHARE. Effective with the Additional Premises Lease Commencement Date, Tenant's Pro Rata Share shall be adjusted to reflect Tenant's Additional Premises and shall mean five point four zero one zero percent (5.4010%).

           H. PARKING. Tenant shall be entitled to an additional 8 parking spaces free of charge for the Additional Premises.

           I. TERMINATION OF ORIGINAL LEASE OPTIONS. Tenant's Option to expand as contained in Schedule 8 of the original Lease is hereby terminated and null and void.

           J. ACKNOWLEDGMENT OF ADDITIONAL PREMISES LEASE COMMENCEMENT DATE. Prior to occupying the Additional Premises, Tenant shall execute and deliver to Landlord a letter in the form attached as Exhibit E, acknowledging the Additional Premises Lease Commencement Date and certifying that the Leasehold Improvements have been Substantially Completed and that Tenant has examined and accepted the Additional Premises. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgement and certification by occupying the Additional Premises.

     3. UNMODIFIED PROVISIONS/RATIFICATION. Except as otherwise specifically set forth herein, each and every term, condition and covenant set forth in the Lease shall remain in full force and effect with respect both to the Original Premises and the Additional Premises and Tenant hereby ratifies and confirms the Lease, as modified hereby, and each and every term, provision and conditions set forth therein.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease this 31 day of May, 1994.

WITNESSES:                         AS TO TENANT:
                                   RACOM SYSTEMS, INC., a Colorado corporation

/s/ illegible                      BY: /s/ Richard Horton
-----------------------------         --------------------------
                                       Richard Horton

                                  ITS: President
------------------------------         ------------------------

                                  BY:  /s/ John J. McFarland
                                      -------------------------
                                      John McFarland

                                  ITS: Vice President
                                       ------------------------


                                   AS TO LANDLORD:

                                   ALLSTATE INSURANCE COMPANY, an Illinois
                                   insurance corporation


/s/ illegible                     BY:  /s/ illegible
----------------------------          ------------------------------

                                  BY: /s/ illegible
---------------------------           ------------------------------
                                      Authorized Signatories

                                      LEASE

This Lease made _______________, 19__ between Allstate Insurance Company, an Illinois Insurance Corporation ("Landlord") and RACOM SYSTEMS, INC., a Delaware Corporation ("Tenant").

                                   ARTICLE ONE
                       Definitions, Schedules and Addenda

     1.1   DEFINITIONS:

     a.    Leased Premises shall mean Suite 100 as described in Schedule 1.

     b. Building shall mean Commons 6080 located at 6080 Greenwood Plaza Blvd., Englewood, Colorado 80111.

     c. Project shall mean The Commons located at 6020-6140 Greenwood Plaza Blvd., Englewood, Colorado 80111 whose total rentable square footage is 162,395.

     d. Tenant's Square Footage shall mean 6,861 rentable square feet; Total Square Footage of the Building shall mean 8,771 rentable square feet, which may be adjusted pursuant to paragraph 7.2(iii) below.

     e. Lease Commencement Date shall mean October 1, 1993, which may be adjusted pursuant to the provisions of this Lease; Lease Expiration Date shall mean September 30, 1998; Lease Term shall mean the period between Lease Commencement Date and Lease Expiration Date.

     f. Base Year shall mean the calendar year during which the Lease Commencement Date occurs.

     g. Base Rent shall mean $74,441.88 ($ 10.85 per square foot of Tenant's Square Footage) per year, payable in monthly installments of $ 6,203.49, plus applicable sales tax, if any; the total Base Rent payable over the entire Lease Term is $ 372,209.40

     h. Tenant's Pro Rata Share shall mean four point two two four nine percent (4.2249%), which may be adjusted pursuant to paragraph 7.2(iii) below.
     For purposes of Article 3.3b, Tenant's Pro Rata Share of Excess Operating Costs for the first year of the Lease Term is estimated to be $ N/A
     ($ N/A per square foot of Tenant's Square Footage) payable in monthly installment of $ N/A subject to adjustment pursuant to Article 3.3b and c below.

     j.    Permitted Purpose shall mean general office use.

     k. Authorized Number of Parking Spaces shall mean 27 spaces at a rate of $ -0-.

     k. Managing Agent shall mean LPAML-Colorado Limited Partnership whose address is, 6050 Greenwood Plaza Blvd., Suite 100, Englewood, Colorado 80111

     l. Broker of Record shall mean LPAML Colorado Limited Partnership and Fuller & Company

     m. Landlord's Mailing Address: Allstate Plaza South G5B, Real Estate Investment Division, Northbrook, Illinois 60062.

     n. Tenant's Mailing Address: 6080 Greenwood Plaza Blvd., Suite 100 Englewood, Colorado 80111

     1.2 SCHEDULES AND ADDENDA: The schedules and addenda listed below are incorporated into this lease by reference unless lined out. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

     a.    Schedule    1:     Description of Premises and Floor Plan
     b.    Schedule    2:     Rules and Regulations
     c.    Schedule    3:     Utility Services
     d.    Schedule    4:     Maintenance Services
     e.    Schedule    5:     Parking
     f.    Schedule    6:     Work Letter
     g.    Schedule    7:     Certificate of Acceptance
     h.    Schedule    8:     Addendum

                                   ARTICLE TWO
                                    Premises

     2.1 LEASE OF PREMISES: In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises. Tenant's Square Footage is a stipulated amount based on Landlord's method of determining Total Square Footage for rental purposes and may not reflect the actual amount of floor space available for Tenant's use.

     2.2 PRIOR OCCUPANCY: See Schedule 8 (Addendum) A prorated monthly installment shall be paid for the fraction of the month if Tenant's occupancy of the Leased Premises commences on any day other than the first day of the month. If Tenant shall occupy the Leased Premises prior to Lease Commencement Date, all covenants and conditions of this Lease shall be binding on the parties commencing at such prior occupancy.

                                  ARTICLE THREE
                                 Payment of Rent

     3.1 RENT: Commencing on the Lease Commencement Date, Tenant shall pay each monthly installment of Base Rent in advance on the first calendar day of each month. For the Base Year, Tenant shall not pay Tenant's Pro Rata Share of Excess Operating Costs. On the first calendar day of each month of each calendar year following the Base Year, Tenant shall pay shall pay each monthly installment of Base Rent in advance together with each monthly installment of Tenant's Pro Rata Share of Excess Operating Costs. Monthly installments for any fractional calendar month, at the beginning or end of the Lease Term, shall be prorated based on the number of days in such month. Base Rent and Tenant's Pro Rata Share of Excess Operating Costs, together with all other amounts payable by Tenant to Landlord under this Lease, including, without limitation, any late charges and interest due Landlord for Rent not paid when due, shall be sometimes referred to collectively as "Rent". Tenant shall pay all Rent, without deduction or set-off, to Landlord or Managing Agent at a place specified by Landlord. Rent not paid when due shall bear interest until paid, at the rate of 2% per month from the date when due. Tenant shall also pay a late charge of $50 with each late payment of rent.

     3.3 OPERATING COSTS: Tenant shall pay Tenant's Pro Rata Share of any Excess Operating Costs as follows:

           a. "Operating Costs" shall mean all expenses relating to the Leased Premises, the Building or the Project, including but not limited to: real estate taxes and assessments; gross rents, sales, use, business, corporation, franchise or other taxes (except income taxes); utilities not separately paid by tenants; insurance premiums and (to the extent used) deductibles; maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial and other services; equipment, tools, materials and supplies; air conditioning, heating and elevator service; property management including management fees; security; employees and contractors; resurfacing and restripping of walks, drives and parking areas; signs, directories and markers; landscaping; and snow and rubbish removal. Operating Costs shall not include expenses for legal services, real estate brokerage and leasing commissions, Landlord's income taxes, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements to the Building or Project except for capital improvements installed for the purpose of reducing or controlling expenses, or required by any governmental or other authority having or asserting jurisdiction over the Project. If any expense, though paid in one year, relates to more than one calendar year at option of Landlord such expenses may be proportionately allocated among such related calendar years. "Excess Operating Costs" shall mean (a) for the purposes of paragraph (b) below, any excess of (i) Landlord's estimate of Operating Costs for any calendar year following the Base
     Year, over (ii) actual Operating Costs of the Base Year, and (b) for the purposes of paragraph (c) below, any excess of (i) actual Operating Costs for any calendar year following the Base Year, over (ii) actual Operating Costs of the Base Year.

     b. Commencing the calendar year following the Base Year, Tenant shall pay, in equal monthly installments, Tenant's Pro Rata Share of any Excess Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year). Annually, or from time to time, based on actual and projected Operating Costs data, Landlord may adjust its estimate of Operating Costs upward or downward. All monthly installments are due 15 days after notice to Tenant of a revised estimate of Operating Costs and shall be in equal monthly amounts sufficient to result in the unpaid balance of Tenant's Pro Rata Share of any Excess Operating Costs being paid in full by the end of the calendar year in which such adjustment is made, and thereafter shall be in equal amounts sufficient to result in Tenant's Pro Rata Share of any Excess Operating Costs being paid in full by the end of each succeeding calendar year. In the event that the Building is not fully leased during any calendar year, including the Base Year, Landlord shall make appropriate adjustments to the Operating Costs to adjust such expenses to a 95% leased basis, and such adjusted expenses shall be used for purposes of this paragraph 3.3.

     c. As soon as possible, each year Landlord shall compute the actual Operating Costs for the prior calendar year, and shall give notice thereof to Tenant. Within 30 days after receipt of such notice, Tenant shall pay any deficiency in Tenant's Pro Rata Share of any Excess Operating Costs for the prior calendar year (prorated for any partial calendar year). In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess within 30 days thereafter.

     3.4 TAXES: In addition to the Base Rent and other sums to be paid by Tenant hereunder, Tenant shall reimburse Landlord, as additional Rent, upon demand, any and all taxes payable by Landlord, (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, fixtures and other personal property located in the Leased Premises or by the cost or value of any leasehold improvements made in or to the Leased Premises by Tenant, regardless of whether title to such improvements are in Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross receipts tax or excise tax; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises.

                                  ARTICLE FOUR
                            Improvements by Landlord

     4.1 CONSTRUCTION CONDITIONS: Landlord shall construct the improvements described in the work letter attached hereto as Schedule 6 (the "Improvements"). The expenses to be incurred as between Landlord and Tenant for construction of the Improvements are specified in Schedule 6. If any act, omission or change requested or caused by Tenant increases the cost of work or materials or the time required for completion of construction, Tenant shall reimburse Landlord for such increase in cost at the time the increased cost is incurred and shall reimburse Landlord for any loss in Rent at the time the Rent would have become due.

     4.2 COMMENCEMENT OF POSSESSION: If the Leased Premises are not substantially complete by the scheduled Lease Commencement Date, subject only to items which do not materially affect the use thereof, then the Lease Commencement Date shall be extended to the date 5 days after Landlord shall notify Tenant that the Leased Premises are ready for occupancy. In such an event the Lease Expiration Date shall remain the same. If Landlord fails to cause the Leased premises to be ready for occupancy by November 1, 1993, then, except if such failure is due to delays caused by Tenant or Force Majeure, Tenant shall be entitled to one (1) day's rental abatement for each day beyond November 1, 1993, that the Leased Premises are not ready for occupancy. By way of example, if the Leased Premises are ready for on November 3, 1993, through causes solely within the control of Landlord, then Tenant shall receive two (2) days of free rent. Additionally, if Landlord fails to cause the Leased Premises to be ready for occupancy at the time of the scheduled Lease Commencement Date, (i) neither Landlord nor Landlord's agents, officers, employees, or contractors shall be liable for any damage, loss, liability or expense caused thereby, (ii) nor shall this Lease become void or voidable unless such failure continues for more than 90 days (except for Tenant caused delays or Force Majeure), in which case Tenant may terminate this Lease upon 20 days written notice to Landlord. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached as Schedule 7, acknowledging the Lease Commencement Date and certifying that the Improvements have been substantially completed and that Tenant has examined and accepted the Leased Premises. Tenant hereby authorizes any agent or employee who receives the keys to the Leased Premises on behalf of Tenant to execute and deliver such letter in Tenant's name. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgment and certification by occupying the Leased Premises.

                                  ARTICLE FIVE
                                Project Services

     5.1 PROJECT SERVICES: Landlord shall furnish:

     a.    Utility Services:  The utility services listed on Schedule 3
     ("Utility Services").   Should Tenant, in Landlord's sole judgment, use
     additional, unusual or excessive Utility Services, Landlord reserves the right to charge for such services as determined either by a separate submeter, installed at Tenant's expense, or by methods specified by an engineer selected by Landlord.

     b. Maintenance Services: Maintenance of all exterior areas including lighting, landscaping, cleaning, painting, maintenance and repair of the exterior of the Building and its structural portions and roof, including all of the services listed on Schedule 4 ("Maintenance Services").

     C.    Parking:  Parking under the terms and conditions described in
     Schedule 5 ("Parking").

     Utility Services, Maintenance Services and Parking described above shall be collectively referred to as "Project Services". The costs of Project Services shall be a part of Operating Costs.

     5.2 INTERRUPTION OF SERVICES: Landlord shall use reasonable efforts to provide Project Services to Tenant in accordance with this Article 5, however, Landlord does not warrant that any of the Project Services will be free from interruption. Any Project Service may be suspended by reason of accident or of necessary repairs, alterations or improvements, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of such Project Services shall never be deemed a disturbance of Tenant's use and possession of the Leased Premises, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. However, Landlord shall use its best efforts to cause the Project Services to be restored promptly. If any such interruption continues for twenty (20) continuous days and renders all or a portion of the Leased Premises untenantable, then, on the twenty-first (21st) day of such continuous interruption, Tenant's rent shall abate on the portion of the Leased Premises which is untenantable until the resumption of said Project Services.


                                   ARTICLE SIX
                               Tenant's Covenants

     6.1   USE OF LEASED PREMISES: Tenant agrees to:

     a. Permitted Usage: Continuously use the Leased Premises for the Permitted Purpose only and for no other purpose.

     b. Compliance with Laws: Comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Leased Premises and all requirements of the carriers of insurance covering the Project.

     c. Nuisances or Waste: Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else, or use or store any toxic chemicals, wastes, elements or substances in the Leased Premises.

     d. Alterations and Improvements: Make no alterations or improvements to the Leased Premises without the prior written approval of Landlord and Landlord's mortgagee, if any. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord. If requested by Landlord, Tenant will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant.

     e. Liens: Keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within 30 days from the date it is filed, Tenant agrees to deposit with Landlord cash in an amount equal to 150% of the amount of the lien, to be held by Landlord as security for the lien being discharged.

     f. Rules and Regulations: Observe, perform and abide by all the rules and regulations promulgated by Landlord from time to time. Schedule 2 sets forth Landlord's rules and regulations in effect on the date hereof.

     g. Signage: Obtain the prior approval of the Landlord and Landlord's mortgagee, if any, before placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building, or Project including building directories. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as Rent.

     6.2 INSURANCE: Tenant shall, at its own expense, procure and maintain during the Lease Term comprehensive general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the Building and the Project, providing bodily injury, broad form property damage with a maximum $1,000 deductible, as follows:

     a.    $1,000,000 with respect to bodily injury or death to any one person;

     b. $2,000,000 with respect to bodily injury or death arising out of any one occurrence;

     c. $1,000,000 with respect to property damage or other loss arising out of any one occurrence;

     d. fire and extended casualty insurance covering Tenant's trade fixtures, merchandise and other personal property in an amount not less than 100% of their actual replacement cost; and

     e.    worker's compensation insurance in at least the statutory amounts.

     Nothing in this paragraph 6.2 shall prevent Tenant from obtaining insurance of the kind and in the amounts provided for under this paragraph under a blanket insurance policy covering other properties as well as the Leased Premises, provided, however, that any such policy of blanket insurance (i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by sections a. through c. hereof, and (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a coinsurer within the terms of the applicable policy, and (iii) shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of this paragraph.

     Tenant's insurance shall be with a Best's Insurance Reports A+ rated company (or A rated, if Class XIII or larger). Landlord and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's insurance, and such Tenant's insurance shall be primary and non-contributing with Landlord's insurance. Tenant's insurance policies shall contain endorsements requiring 30 days notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in amount of coverage.

     Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Leased Premises a certificate or certificates evidencing such insurance.

     6.3 REPAIRS: Tenant, at its sole expense, agrees to maintain the interior of the Leased Premises in a neat, clean and sanitary condition. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for 5 days after written notice from Landlord or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs and the cost thereof shall be payable by Tenant as Rent within 10 days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord the costs of any repair to the Building or Project necessitated by any act or neglect of Tenant.

     6.4 ASSIGNMENT AND SUBLETTING: Tenant shall not assign, mortgage, pledge, or encumber this Lease, or permit all or any part of the Leased Premises to be subleased to another, without the prior written consent of Landlord and Landlord's mortgagee, if any. Any transfer of this Lease by merger, consolidation, reorganization or liquidation of Tenant, or by operation of law, or change in ownership of or power to vote the majority of the outstanding voting stock of a corporate Tenant, or by change in ownership of a controlling partnership interest in a partnership Tenant, shall constitute an assignment for the purposes of this paragraph.

     Landlord agrees that it will not unreasonably withhold its consent to Tenant's assigning this Lease or subletting the Leased Premises. In addition to other reasonable bases, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent, if (c) to any party who is then a tenant of the Building or the Project if Landlord has comparable area; or (d) Tenant is in default under any of the terms, covenants, conditions, provisions and agreements of this Lease past any period of cure provided for herein at the time of request for consent or on the effective date of such subletting or assigning; or (f) the proposed subtenant or assignee is, in Landlord's good faith judgment, incompatible with other tenants in the Building, or seeks to use any portion of the Leased Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease. Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's business and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require.

     No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

     In lieu of giving any consent to a sublet or an assignment, Landlord may, at Landlord's option, elect to terminate this Lease, or in the case of a proposed subletting of all or a portion of the Leased Premises, elect to terminate the Lease with respect to that portion of the Leased Premises being proposed for subletting, and the effective date of any such termination shall be 30 days after the proposed effective date of any proposed assignment or subletting.

     One-half of any proceeds in excess of Base Rent and Tenant's Pro Rata Share of Excess Operating Costs which is received by Tenant pursuant to an assignment or subletting consented to by Landlord shall be remitted to Landlord as extra Rent within 10 days of receipt by Tenant. For purposes of this paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

     6.5 ESTOPPEL CERTIFICATE: From time to time and within 10 days after request by Landlord, Tenant shall execute and deliver a certificate to any proposed lender or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying with any appropriate exceptions, (i) that this Lease is in full force and effect without modification, (ii) the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord, (iii) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (iv) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, and (v) any other fact reasonably requested by Landlord or such proposed lender or purchaser.

     6.6 BROKERAGE COMMISSIONS: Tenant represents to the Landlord that no broker or agent was instrumental in procuring or negotiating or consummating this Lease other than Broker of Record, and Tenant agrees to defend and indemnify Landlord against any loss, expense or liability incurred by Landlord as a result of a claim by any other broker or finder purporting to represent the Tenant or the transaction, in connection with this Lease or its negotiation.

                                  ARTICLE SEVEN
                            Landlords Reserved Rights



     7.1 SUBSTITUTE PREMISES: Landlord shall have the right at any time, upon giving Tenant 60 days written notice, to relocate at Landlord's expense the Leased Premises elsewhere in the Project, provided that Tenant's Square Footage shall be approximately the same and that Tenant has similar or better views and identity. Should Landlord give Tenant written notice of the relocation of the Leased Premises after Tenant has commenced or completed the approved installation of partitions or other improvements, Landlord shall furnish Tenant with similar partitions or other improvements of equal quality. Landlord will also pay all reasonable costs associated with Tenant's relocation. The relocation of the Leased Premises shall not affect any of the clauses or conditions of this Lease, including the Rent.

     7.2 ADDITIONAL RIGHTS RESERVED TO LANDLORD: Without notice and without liability to Tenant or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (i) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such changes do not substantially interfere with Tenant's use of the Leased Premises for the Permitted Purpose;
(ii) enter the Leased Premises at reasonable times and at any time in the event of an emergency to inspect, alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises or the Building; (iii) add to or take away from the Project any building or portion thereof, in which event Total Square Footage and Tenant's Pro Rata Share of Excess Operating Costs shall be adjusted accordingly; (iv) change the name or street address of the Building or the Project; (v) install and maintain signs on and in the Building and the Project; and (vi) make such rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein.

                                  ARTICLE EIGHT
                           Casualty and Untenantability

     8.1 CASUALTY AND UNTENANTABILITY: If the Building is made substantially untenantable or if Tenant's use and occupancy of the Leased Premises are substantially interfered with due to damage to the common areas of the Building or the Leased Premises are made wholly or partially untenantable by fire or other casualty, Landlord may, by notice to Tenant within 60 days after the damage, terminate this Lease. Such termination shall become effective as of the date of such casualty.

     If the Leased Premises are made partially or wholly untenantable by fire or other casualty and this Lease is not terminated as provided above, Landlord shall restore the Leased Premises to the condition specified in the work letter described in Schedule 6.

     If the Landlord does not terminate this Lease as provided above, and Landlord fails within 180 days from the date of such casualty to restore the damaged common areas thereby eliminating substantial interference with Tenant's use and occupancy of the Leased Premises, or fails to restore the

Leased Premises to the condition specified in the work letter described in
Schedule 6, Tenant may terminate this Lease as of the end of such 180 day period.

     In the event of termination of this Lease pursuant to this article 8, Rent shall be prorated on a per them basis and paid to the date of the casualty, unless the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the lease termination. If the Leased Premises are untenantable and this Lease is not terminated, Rent shall abate on a per diem basis from the date of the casualty until the Leased Premises are ready for occupancy by Tenant. If part of the Leased Premises are untenantable, Rent shall be prorated on a per diem basis and apportioned in accordance with the part of the Leased Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy. Notwithstanding the foregoing, if any damage was proximately caused by an act or omission of Tenant, its employees, agents, contractors, licensees or invitees, then, in such event, Tenant agrees that Rent shall not abate or be diminished during the term of this Lease.

                                  ARTICLE NINE
                                  Condemnation

     9.1 CONDEMNATION: If all or any part of the Leased Premises shall be taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority. In such event, Base Rent shall abate in the ratio that the portion of Tenant's Square Footage taken
or sold bears to Tenant's Square Footage.   If a partial taking or sale of the
Leased Premises, the Building or the Project (i) substantially reduces Tenant's Square Footage resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or (ii) renders the Building or the Project commercially enviable to Landlord in Landlord's sole opinion, either Tenant in the case of (i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within 30 days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective 180 days after notice thereof, or when the portion is taken or sold,
whichever is sooner.   All condemnation awards and similar payments shall be
paid and belong to Landlord, except any amounts awarded or paid specifically to Tenant for removal and reinstallation of Tenant's trade fixtures, personal property or Tenant's moving costs.

                                   ARTICLE TEN
                            Waiver of Certain Claims

     10.1 WAIVER OF CERTAIN CLAIMS: Except as provided for in Paragraph 11 of the Addendum, Tenant, to the extent permitted by law, waives all claims it may have against Landlord, and against Landlord's agents and employees for any damages sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any cause arising at any time. Tenant agrees to hold Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises, due to any act of negligence or default under this Lease by Tenant, its contractors, agents, employees, licensees and invitees except in the event of Landlord's gross negligence or willful misconduct.

     10.2 WAIVER OF SUBROGATION: Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to the waiving party or its respective property, which occurs in or about the Leased Premises, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage is insurable against under the terms of standard fire and
extended coverage insurance policies.   Tenant and Landlord agree that all
policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

     10.3 LIMITATION OF LANDLORD'S LIABILITY: The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Leased Premises and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

                                 ARTICLE ELEVEN
                     Tenants Default and Landlord's Remedies

     11.1   TENANT'S DEFAULT:  It shall be an "Event of Default" if Tenant shall
(i) fail to pay any monthly installment of Base Rent or of Tenant's Pro Rata Share of Excess Operating Costs, or any other sum payable hereunder within 5 days after such payment is due and payable; (ii) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for 15 days after written notice thereof to Tenant by Landlord; (iii) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) have a proceeding filed against Tenant seeking any relief mentioned in (iii) above which is not dismissed within 45 days; (v) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property; (vi) abandon or vacate the Leased Premises;
(vii) default under any other lease, if any, within the Building or the Project; or (viii) if Tenant is a partnership, if any partner of the partnership is involved in any of the acts or events described in subparagraphs (i) through
(vii) above.

     11.2   REMEDIES OF LANDLORD:  If an Event of Default occurs, Landlord, may, at its option, within 5 days after written notice from Landlord, reenter the Leased Premises, remove all persons therefrom, take possession of the
Leased Premises, and remove all of Tenant's personal property at Tenant's risk and expense and, either (i) terminate this Lease and Tenant's right of possession of the Leased Premises or (ii) maintain this Lease in full force and effect and endeavor to relet all or part of the Leased Premises. In the event Landlord elects to maintain this Lease, Landlord shall have the right to relet the Leased Premises for such rent and upon such terms as Landlord deems reasonable and necessary, and Tenant shall be liable for all damages sustained by Landlord, including but not limited to, any deficiency in Rent for the period of time which would have remained in the Lease Term in the absence of any termination, leasing fees, attorneys' fees, other marketing and collection costs and all expenses of placing the Leased Premises in first class rentable condition. Landlord retains the right to terminate this Lease, at any time,
notwithstanding that Landlord fails to terminate this Lease initially.   If
Landlord is unable after diligent efforts to relet the Leased Premises within 60 days after termination of this Lease, then Landlord shall be entitled to the greatest amount recoverable under Colorado law.

     The remedies granted to Landlord here in shall be cumulative and shall not exclude any other remedy allowed by law, and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease, including without limitation, a claim for attorney's fees incurred by Landlord.


                                 ARTICLE TWELVE
                                   Termination

     12.1 SURRENDER OF LEASED PREMISES: On expiration of this Lease, if no Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear excepted. Except for furnishings, trade fixtures and other personal property installed at Tenant's expense, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the term shall remain on the Leased Premises without compensation to Tenant, except if requested by Landlord, Tenant, at its expense and without delay, shall remove any alterations, additions or improvements made to the Leased Premises by Tenant designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repair and restoration. Landlord shall have the option to require Tenant to remove all its property. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property in its sole discretion without any liability to Tenant, and further may charge the cost of any such disposition to Tenant.


     12.2 HOLD OVER TENANCY: If Tenant shall hold over after the Lease Expiration Date, Tenant may be deemed, at Landlord's option, to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated
by one month's written notice.    During such tenancy, Tenant agrees to pay to
Landlord, monthly in advance, an amount equal to one point seven five (1.75) times all Rent which would become due (based on Base Rent and Tenant's Pro Rata Share of Excess Operating Costs payable for the last month of the Lease Term, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant all costs an expenses, attorneys fees, damages or loss of profits incurred by Landlord as a result of Tenant's failure' to deliver possession of the Leased Premises to Landlord when required under this Lease.

                                ARTICLE THIRTEEN
                                  Miscellaneous

     13.1 QUIET ENJOYMENT: If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

     13.2 ACCORD AND SATISFACTION: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord.
Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

     13.3 SEVERABILITY: The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

     13.4   SUBORDINATION AND ATTORNMENT: The rights of Tenant under this
Lease are and shall be subordinate to all leases in which Landlord is lessee and to the lien of any first mortgage or first deed of trust, now or hereafter in force against the Building or the Project, and to all advances made or hereafter to be made thereunder ("Superior Instruments"). If requested in writing by Landlord or any first mortgagee or ground lessor of Landlord, Tenant agrees to execute a subordination agreement required to further effect the provisions of this paragraph. Provided Tenant has no uncured defaults under this Lease, Landlord will use reasonable efforts to obtain non-disturbance agreements from subsequent transferees.

     In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease, provided such party acquires and accepts the Leased Premises subject to this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or transfer.

     13.5 APPLICABLE LAW: This Lease shall be construed according to the laws of the state in which the Leased Premises are located.

     13.6 BINDING EFFECT; GENDER: This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

     13.7 TIME:  Time is of the essence of this Lease.

     13.8 ENTIRE AGREEMENT: This Lease and the schedules and addenda attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises and the Building and the Project, and there are no representations, either oral or written between them other than those in this Lease. This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

     13.9  NOTICES:    All notices pursuant to this Lease shall be in writing
and shall be effective when mailed by certified mail or delivered (i) to Landlord or Tenant at the addresses designated in Article 1.1 with a copy to the Managing Agent, or (ii) to such other addresses as may hereafter be designated by either party by written notice.

     SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

     This Lease is executed as of the date first written above.


WITNESS:                                     LANDLORD:

                                             ALLSTATE INSURANCE COMPANY
---------------------------
                                             By /s/ illegible
                                                -----------------------
                                             By
                                                -----------------------
                                                Authorized Signatories


WITNESS:                                     TENANT: RACOM SYSTEMS, INC.

/s/ illegible                                /s/ illegible
---------------------------                  --------------------------
                                             By    Richard L. Horton
                                                -----------------------
                                             Its   President
                                                 ----------------------

                                             By
                                                -----------------------
                                             Its
                                                 ----------------------



     Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution.